Exhibit 99.1

Hong Kong Exchanges and Clearing Limited and The Stock Exchange of Hong Kong Limited take no responsibility for the contents of this announcement, make no representation as to its accuracy or completeness and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this announcement.

(Incorporated in the Cayman Islands with limited liability)

(Stock code: 1128)

DISCLOSEABLE TRANSACTION

CONTRACTOR WORKS WITH RESPECT

TO THE COMPANY’S COTAI PROJECT

The Company is pleased to announce that pre-construction and pre-foundation site-related activities related to the Group’s development and construction of the Company’s Cotai project are being undertaken. This announcement is issued by the Company as one of the applicable percentage ratios (as defined in the Listing Rules) in respect of the Contractor Works being performed under an umbrella agreement entered into with an independent third-party contractor (as further described below) is about to exceed 5%, thereby constituting a discloseable transaction for the Company that is subject to the notification and announcement requirements in Chapter 14 of the Listing Rules.

The Group has undertaken various pre-construction activities and is in the process of continuing certain pre-foundation site-related activities related to the Group’s development and construction of the Company’s Cotai project. The Group entered into an umbrella agreement on 9 November 2012 with an independent third-party contractor (as further described below) that gave the Group the right to request that certain of these pre-foundation site-related activities be performed by the contractor (the “Contractor Works”). This announcement is issued by the Company as one of the applicable percentage ratios (as defined in the Listing Rules) in respect of the Contractor Works is about to exceed 5%, thereby constituting a discloseable transaction for the Company that is subject to the notification and announcement requirements in Chapter 14 of the Listing Rules. The Group has not yet issued or authorised a contract for the full construction of the Company’s Cotai project, but is in the process of discussing pricing and scope for the Main Works and considering several contractors for the Main Works, and expects to enter into a binding agreement and/or authorise the Main Works in the near future.

The Company, through WRM, is a developer, owner and operator of destination casino resorts in Macau. WRM holds one of the six concessions or subconcessions authorizing it to own and operate casinos in Macau, and currently owns and operates “Wynn Macau” and “Encore”. Palo leases the Cotai Land for the purpose of the Group’s construction, development and operation of the Company’s Cotai project. WRM and Palo are both wholly-owned indirect subsidiaries of the Company.

Initial pre-construction services related to the Company’s Cotai project commenced in June 2011 and included minor activities such as topographical surveying, soil analysis, site security and preliminary design management services. The initial pre-construction services were limited in scope, were provided by independent third parties experienced in such activities in Macau, and continued until July 2012. Following completion of the initial pre-construction services, in July 2012 the Group authorised the commencement of certain additional site-related activities, consisting mostly of pre-foundation piling works, ground improvement works, site security, fencing and the construction of temporary site facility offices for overseeing the early site-related activities. The Company has paid approximately HK$1,121,225,000 (approximately US$143,747,000) to the contractor for all of the Contractor Works as of 30 June 2013. The Group expects to authorise the contractor providing the Contractor Works to continue with pilings work and other pre-foundation site-related activities prior to the confirmation or authorisation of the Main Works contract. These additional works are expected to bring the total cost of all the Contractor Works to approximately HK$1,592,870,000 (approximately US$204,214,000) by the end of July 2013, resulting in the total costs of the Contractor Works exceeding one of the 5% ratios set out in Chapter 14 of the Listing Rules.

The contractor providing the Contractor Works is engaged in providing engineering and construction services and has extensive experience in various large-scale construction projects. To the best of each director’s knowledge, information and belief having made all reasonable enquiries, the contractor providing the Contractor Works and its respective ultimate beneficial owners are third parties independent of the Company and its connected persons (as defined in the Listing Rules).

The contractor that has performed and is performing the Contractor Works was selected through a competitive process that included comparisons of, among other things, design and construction capabilities, cost of work and contractor fees, contingencies, preliminaries, scheduling and ability to execute in accordance with the Group’s proposed timetable for the construction of the Company’s Cotai project.

The site-related activities that were authorised and commenced in July 2012 are currently being performed under an umbrella agreement that was signed on 9 November 2012 with the contractor providing the Contractor Works. Under the umbrella agreement the Group can, at its option, authorise additional works. Although no authorisation or award of a contract for the Main Works has been made, the current umbrella agreement is structured such that it can be supplemented to encompass the full scope of the Main Works if the price and other applicable terms are agreed with the contractor providing the Contractor Works. Alternatively, the umbrella agreement can remain as such to cover additional site-related activities, until such time as a separate contract for the Main Works is awarded and signed with a new contractor. Under the umbrella agreement, the Group makes monthly payments against approved invoices. Payments for the Contractor Works have been, and are anticipated to continue to be, funded by internal resources of the Group. The Group has also received an on-demand performance bond for 5% of the value of the works currently authorised under the umbrella agreement, as well as a parent company guarantee from the contractor’s parent company covering the obligations of the contractor under the umbrella agreement.

It is expected that the contract in respect of the Main Works, whether in the form of a supplement to the umbrella agreement with the contractor providing the Contractor Works or otherwise, will constitute a notifiable transaction under the Listing Rules. The Company will comply with all applicable requirements of the Listing Rules in respect of such transaction as and when a contract for the Main Works is entered into.

After due care and consideration of the relevant factors, the Directors believe that it is, and was, in the best interests of the Company to engage the contractor for the Contractor Works. The terms and conditions of the umbrella agreement governing the Contractor Works were negotiated among the parties involved on an arm’s-length basis. The Board (including all the independent non-executive directors) consider that the terms and conditions of the umbrella agreement governing the Contractor Works, including the payment terms, are on normal commercial terms that are fair and reasonable and in the interests of the Company and its shareholders as a whole. The Board believes that the development and construction of the Company’s Cotai project will facilitate the growth of the Group’s business.

DEFINITIONS

In this announcement, unless otherwise indicated in the context, the following expressions have the meanings set out below:

“Board”	:	the board of Directors of the Company

“Company”	:	Wynn Macau, Limited, a company incorporated in the Cayman Islands on 4 September 2009 as an exempted company with limited liability

“Contractor Works”	:	certain pre-foundation site-related activities authorised by the Group and relating to the development and construction of the Company’s Cotai project

“Cotai Land”	:	the approximately 51 acres of land in the Cotai area of Macau, leased by Palo from the Macau Government

“Director”	:	a director of the Company

“Group,” “we” or “us”	:	the Company and its subsidiaries, or any of them, and the businesses carried on by such subsidiaries, except where the context makes it clear that the reference is only to the Company itself and not to the Group

“HK$”	:	Hong Kong dollars, the lawful currency of Hong Kong. For the convenience of the reader, this announcement contains currency conversions between United States dollars (US$) to Hong Kong dollars (HK$) at the rate of US$1 = HK$7.8

“Hong Kong”	:	the Hong Kong Special Administrative Region of the People’s Republic of China

“Listing Rules”	:	the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited

“Macau”	:	the Macau Special Administrative Region of the People’s Republic of China

“Macau Government”	:	the government of Macau

“Main Works”	:	the full construction of the Company’s Cotai project

“Palo”	:	Palo Real Estate Development Company S.A., a company incorporated in Macau with limited liability and a wholly- owned indirect subsidiary of the Company

“US$”	:	United States dollars, the lawful currency of the United States of America

“WRM”	:	Wynn Resorts (Macau) S.A., a company incorporated in Macau with limited liability and a wholly-owned indirect subsidiary of the Company

By order of the Board Wynn Macau, Limited Stephen A. Wynn Chairman

Hong Kong, 18 July 2013

As at the date of this announcement, the Board comprises Stephen A. Wynn, Ian Michael Coughlan and Linda Chen (as Executive Directors); Allan Zeman and Matthew O. Maddox (as Non-Executive Directors); and Nicholas Sallnow-Smith, Bruce Rockowitz and Jeffrey Kin-fung Lam (as Independent Non-Executive Directors).

*	For identification purposes only.

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